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                                                                Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 15, 1998, on the combined financial statement of revenue and certain expenses of The Axinn Properties for the year ended December 31, 1997, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 333-20991, File No. 333-20999, File No. 333-46647, File No. 333-53359 and File No. 333-56237) and Form S-8 (File No.
333-14243, File No. 333-28427 and File No. 333-52957)


/s/ ARTHUR ANDERSEN LLP
-------------------------
Arthur Andersen LLP


Philadelphia, PA.,
July 21, 1998